Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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NOTARY RECORD No.

                        SHARE PURCHASE AND SALE AGREEMENT
                                  BY AND AMONG
                     SCIENTIFIC GAMES CHILE LIMITADA ET AL.
                                       AND
                              EPICENTRO S.A. ET AL.

In Santiago, Chile, on April 4, 2005, before me, EMILIO POMAR CARRASCO, attorney-at-law, Alternate Notary Public for the Holder of Title to the 48th Notarial Office in and for Santiago, JOSE MUSALEM SAFFIE, located at Huerfanos 770, 3rd floor, Santiago, pursuant to Decree No. 168-2005 of the Presidency of the Court of Appeals issued on March 29, 2005, entered at the end of the records for the month of March of the same year, personally appeared:

(a) As one party, with seller capacity, Mr. MANUEL ANTONIO GONZALEZ GONZALEZ, Argentine, married, entrepreneur, foreigner national identity card number 2.597.761-0, pro se and on behalf of, as shall be evidenced, EPICENTRO S.A., a closed corporation incorporated pursuant to the laws of the Republic of Chile, Taxpayer Identification Number 96.555.690-7, both domiciled, for these purposes, at Avenida Ejercito 521, city of Santiago ("Epicentro"); and Mr. IGNACIO GONZALEZ GUTIERREZ, Chilean, married, business administrator, national identity card number 5.546.791-9, pro se and on behalf of, as shall be evidenced, INVERSIONES Y ASESORIAS ICULPE LIMITADA, an investment and consulting company created pursuant to the laws of the Republic of Chile, Taxpayer Identification Number 96.536.850-7, both domiciled, for these purposes, at Apoquindo 3000, Suite 1602, city of Santiago ("Iculpe") (Epicentro and Iculpe, jointly, "Sellers"); and

(b) As another party, in buyer capacity, Mr. Charles Gray Bethea, Jr., a US national, divorced, attorney-at-law United States Passport No. ___, domiciled at 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004, United States of America, and only temporarily in this city, on behalf of, as shall be evidenced, SCIENTIFIC GAMES CHILE LIMITADA, a limited liability company incorporated pursuant to the laws of the Republic of Chile, Taxpayer Identification Number 77.757.050-1, domiciled at Moneda 1137, Suite 86, city of Santiago ("Scientific Games"); and Mr. MARCOS RIOS LARRAIN, Chilean, married, attorney-at-law, national identity card number 7.022.332-5, domiciled at Miraflores 222, 24' floor, borough and city of Santiago (jointly, "Buyers");

All the parties appearing, being of legal age and having evidenced their identity by the aforesaid identity cards, hereby set forth that they have agreed to enter into the following Share Purchase and Sale Agreement (the "Agreement") for shares issued by SerigrIfica Chilena Sociedad Anonima, presently doing business as "Scientific Games Latino America S.A." (the "Company"), to be governed by the relevant statutory provisions and, in particular, by the clauses and provisions set forth hereinbelow:

FIRST:      RECITALS.

Epicentro owns 375,642 shares of the Company, as evidenced by certificate No. 9 issued on June 5, 2002 and certificate No. 11 issued on March 31, 2003, both recorded in folio No. 1 of the

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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Shareholders' registry Book of the Company. In turn, Iculpe owns 58,421 shares of the Company, as evidenced by certificates No. 10 issued on June 5, 2002 and certificate No. 12 issued on March 31, 2003, both recorded in folio No.3 of the Shareholders' registry Book of the Company (the shares identified in this Clause First, jointly, the "Shares").

SECOND:     SECOND: TRANSACTION AND TRANSFER

1. Epicentro hereby sells, assigns and transfers to Scientific Games, who purchases, accepts and acquires pro se, 375,642 Shares.

2. Iculpe hereby sells, assigns and transfers to Scientific Games, who purchases, accepts and acquires pro se, 58,420 Shares.

3. Iculpe hereby sells, assigns and transfers to Mr. Marcos Rios Larrain, who purchases, accepts and acquires pro se, one (1) Share.

4. The transactions and transfers of the Shares comprise all assets and rights with regard to capital, revaluations, accumulated earnings, undistributed dividends or other reserves or corporate funds of any kind, purpose or denomination, even those accumulated in any fund and heretofore undistributed, and even if any agreements remain pending for their distribution, or to which the owners of the Shares are otherwise entitled, ratably to the shares sold, whether accruing during the current year or previous years.

5. Title to the Shares is passed hereby upon delivery of the certificates which represent the Shares, from Sellers to Buyers, the former having the capacity and intent to transfer title and the latter having the capacity and intent to acquire same.

THIRD:      PRICE, PAYMENT, RECEIPT AND STATEMENT.

1. The total price for the purchase and sale of the Shares is 19,571,900.67 United States dollars, corresponding to 45.09 United States dollars per Share (the' Price").

2. Buyers pay the Price to Sellers in cash and in full, in United States dollars, as follows: (a) Scientific Games pays Epicentro the sum of 16,937,697.78 United States dollars for the Shares sold, assigned and transferred per 1. of Clause Second above; (b) Scientific Games pays Iculpe the sum of US$2,634,157.80 United States dollars for the Shares sold, assigned and transferred per 2. of Clause Second above; and (c) Mr. Marcos Rios Larrain pays Iculpe the sum of US$45.09 United States dollars for the Share sold, assigned and transferred per 3. of Clause Second above. Payment of the aforementioned prices has been made by wire transfer to the respective bank accounts designated by Sellers. Sellers declare having received the aforementioned sums to their entire and complete satisfaction, and that the Sellers are owed nothing by Scientific Games by reason of or in connection with the sale of Shares hereunder or any other shares of the Company.

FOURTH:     REPRESENTATIONS AND WARRANTIES.

1. Shares. Each of Sellers and the individual respectively appearing herein on behalf of each of Sellers represents and warrants unto Buyers as follows: (a) That Sellers are the sole and

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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exclusive owners of the Shares in the respective amounts indicated in Clause
First above; (b) That the Shares correspond to 35% of the subscribed for and paid up capital of the Company; (c) That, as a result of the purchase and sale hereunder, Buyers become the joint owners of 100% of the shares issued by the Company; (d) That the Shares are fully subscribed for and paid up and shall grant Buyers all the ownership and dividend rights provided by Law; (e) That the Shares are sold and transferred to Buyers free and clear from any and all liens, pledges, usufructs, charges, restrictions, attachments, litigation, action for termination, injunctions, sales promises, third party rights, title enjoinments or limitations, of any kind or nature such as could affect their sale and transfer to Buyers or the unhindered use, enjoyment and disposition of the same by Buyers (collectively, "Liens" and individually, a "Lien"); (f) That the Shares are duly authorized, issued, subscribed for and outstanding, registered to the name of the relevant Sellers in the Shareholders' Registry Book of the Company, said registry book not including any entry or other reference in connection with any Lien such as affects or could affect the Shares, except for two side notes, respectively in relation to (i) the Shareholders' Agreement of the Company made among them on June 5, 2002 (the "Shareholders' Agreement), and
(ii) the Stock Purchase Agreement with respect to 65% of the Company shares, both of which side notes are hereby cancelled and annulled, respectively, by virtue of the provisions of Clause Seventh and Clauses Second and Third hereof; and (g) That the transfer of Shares hereunder shall give full and exclusive right, title and interest in and to the Shares to Buyers, free and clear of any Liens. The parties expressly agree that the individuals appearing on behalf of each of Sellers shall be jointly and severally liable for the truthfulness and accuracy of the representations and warranties made by their principals in this numeral 1, and vice-versa.

2. Bodies Corporate and Corporate Authorizations. Each of Epicentro, Iculpe and Scientific Games Chile represents and warrants to the other parties that (a) it is a company validly incorporated and in good standing according to the laws applicable thereto, (b) it is duly authorized and empowered by any required authorizations, whether corporate or otherwise, to execute, deliver and comply with this instrument and to perform any and all the actions, acts and transactions contemplated hereby.

3. Powers of Attorney. Each of the individuals herein appearing on behalf of a legal entity represents and warrants to the other parties that he has sufficient powers of attorney, as ample as required by law, and he is duly authorized and empowered by means of required authorizations, whether corporate or otherwise, to execute, deliver and comply with this instrument and to perform any and all actions, acts and transactions contemplated hereby.

4. No Litigation. Sellers represent and warrant to Buyers that no claim, complaint, petition, investigation, demand or action exists or has been threatened against it, whether civil, administrative, labor-related or criminal, before any arbitrator, court or government entity that in any way affects or may affect the existence, validity, enforceability or effectiveness of this Agreement or the unrestricted and free use, enjoyment and disposition of the Shares by Buyers.

5. No Breach. Each of the parties represents and warrants to the other parties that neither the execution, delivery and performance of this instrument nor the execution, consent or performance of any agreement or transaction contemplated hereby howsoever violates or breaches any contract, agreement, legal act, statute, law or regulation nor requires the approval or permission of any authority or third party.

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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FIFTH:      NO COMPETITION.

1. General Obligation. As a condition of the essence for executing this Agreement, and for a period of three years as from the date hereof, Epicentro, Iculpe, Manuel Antonio Gonzalez Gonzalez, Ignacio Guerrero Gutierrez, Ignacio Gonzalez Martinez and Eugenio Gonzalez Martinez undertake not to compete, directly or indirectly, with the current business or trade of the Company, including, merely by way of example: (i) the design, manufacture, printing, issuance, sale and marketing of (x) bills, tickets or certificates of lottery, lotto, promotional games, scratch prints or other games of chance, and/or (y) prepaid phone cards; (ii) the creation, implementation or modification of any business or activity related with games of chance or with subclause (i) above; and/or (iii) the rendering of any assistance, in relation with any business or activity related with subclauses (i) or (ii) above (the "Business"). The rendering of services or provision of goods to subsidiaries or related companies of Scientific Games Corporation, Scientific Games International and/or the Company shall not be deemed as a noncompliance or violation of the obligations under this Clause Fifth.

2. Territory. The non-compete obligation indicated in number 1. above shall apply to the territory of Chile, Argentina, Peru, Bolivia, Paraguay, Uruguay, Brazil, Ecuador, Colombia, Venezuela, Panama, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, Mexico, Cuba, Dominican Republic, Haiti and Puerto Rico (the "Territory").

3. Non-Restrictive Obligation. The non-compete obligation indicated in numbers 1. and 2. above will include, merely by way of example, the prohibition to conduct the following activities, either directly or indirectly: (a) any activity or business that competes with the Company or the Business; (b) be owners or holders of, or administrate, advise operate, control or participate in the ownership, administration, operation or control of, a business, activity or enterprise that competes with the Business or with the Company; (c) use themselves or through third parties the experience, know-how, trade secrets or other information related to the Business or to the Company; (d) induce or aid anyone holding confidential information on the Company or contracted thereby (either as employee, contractor, consultant, supplier, agent, representative or otherwise) to resign from or leave their employment, contract or relationship with the Company, to default on their respective contract, relationship or obligations with the Company and/or become involved in activities or businesses conducted directly or indirectly by any of the persons mentioned in number 1. of this Clause Fifth; (e) induce, cause, aid or participate directly or indirectly in any default or termination of execution of the duties or obligations that any customer or supplier of the Business has or has assumed toward the Company, either directly or as transferee or assignee of any contracts signed by the Company; (f) use or allow the use, in any entity, enterprise, business or activity, of any trademarks, labels, or other terms or assets associated to the Business or otherwise used by the Company; (g) act as employees, contractors, consultants, agents or representatives for or to the benefit of any business, activity or person that (i) competes with the Business or with the Company or
(ii) participates in the administration, control or majority ownership of any company, enterprise, business or activity that competes with the Business or the Company; or (iii) is the employee of a company, enterprise, business or activity that competes with the Business or the Company.

4. Obligations of Related Parties. Sellers and the individuals appearing in Clause Sixth below hereby expressly represent and warranty that the obligations contained in this Clause Fifth

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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shall be fully binding upon and enforceable against their respective related persons (as this term is defined in Article 100 of Law 18,045 on Securities Markets) and their respective directors, managers, officers, high-ranked and/or key employees, representatives, spouse and relatives up to the second degree with regard to blood relatives and to the first degree with regard to relatives in-law, shareholders, partners and/or owners (collectively, the "Related Parties"). Sellers and the individuals appearing in Clause Sixth below agree to have their respective Related Parties assume as their own and fully comply under each and every one of the obligations hereunder. For the avoidance of doubt, Sellers and the individuals appearing in Clause Sixth below expressly agree that the non-compete obligations contained in this Clause Fifth shall be fully binding upon and enforceable against the Company employee Mr. Alejandro Fontanet Mingo, who the Sellers represent and warrant is the only employee or officer (other than Sellers and the individuals appearing in Clause Sixth below) deriving direct or indirect benefit from the sale and purchase hereunder. Sellers and the individuals appearing in Clause Sixth below expressly agree that Mr. Fontanet shall assume as his own and fully comply with each and every one of the non-compete obligations of this Clause Fifth.

5. Rights of Related Parties. The parties expressly represent and acknowledge that the rights contained in this Clause Fifth shall also inure to the benefit of the Related Parties of Scientific Games.

6. Obligations Joint and Several. The parties expressly agree that the obligations set forth in this Clause Fifth shall be joint and several as among the parties and in the manner described as follows: (a) Epicentro, Manuel Antonio Gonzalez Gonzalez, Ignacio Gonzalez Martinez and Eugenio Gonzalez Martinez shall be jointly and severally liable among themselves for the complete performance of each and every one of the obligations imposed on such persons and on their respective Related Parties under this Clause Fifth; and (b) Iculpe and Ignacio Guerrero Gonzalez shall be jointly and severally liable between themselves for the complete performance of each and every one of the obligations imposed on such persons and on their respective Related Parties under this Clause Fifth.

SIXTH:      APPEARANCE OF CERTAIN INDIVIDUALS.

Present herein, pro se, Messrs. (i) MANUEL ANTONIO GONZALEZ GONZALEZ, Argentine, married, entrepreneur, foreigner's national identity card number 2.597.761-0, domiciled at Avenida Ejercito 521, borough of Santiago; (ii) IGNACIO GONZALEZ MARTINEZ, Chilean, married, business administrator, national identity card number 7.053.650-1, domiciled at Avenida Ejercito 521, borough of Santiago;
(iii) EUGENIO GONZALEZ MARTINEZ, Chilean, married, entrepreneur, national identity card number 7.053.651-K, domiciled at Avenida Ejercito 521, borough of Santiago; and (iv) IGNACIO GUERRERO GUTIERREZ, Chilean, married, business administrator, national identity card number 5.546.691-9, domiciled at Apoquindo No. 3000, suite 1602, borough of Las Condes, Santiago, who set forth as follows:
That they hereby accept each and every one of the terms of this Agreement and assume and accept as their own each of the non-compete obligations provided in Clause Fifth above.

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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SEVENTH:    RELEASE OF LIABILITIES AND WAIVER OF ACTION IN CONNECTION WITH
THE SHAREHOLDERS' AGREEMENT.

In consideration of the transactions and transfers provided for in this Agreement, Epicentro, and Scientific Games deem the Shareholders' Agreement as fully complied with, declare all their obligations thereunder as fully discharged and grant each other a full release of liabilities in connection therewith, expressly declaring that they owe each other nothing directly or indirectly in connection with the Shareholders' Agreement. For the avoidance of doubt, the parties expressly waive any and all actions, claims, petitions, demands, remedies or allegations of any type or kind, whether for pre-contractual, contractual, tort, objective or another type of liability or for any other cause and/or legal theory that they have had, have or might have in the future in respect of the Shareholders' Agreement or directly or indirectly likely to entail the payment of a price for the Shares in excess of the Price indicated in Clause Third above.

EIGHTH:     MISCELLANEOUS

1. Governing Law. This Agreement shall be governed by the laws of the Republic of Chile. The parties elect their domicile as the city and borough of Santiago, Chile, for all legal purposes.

2. Arbitration. Any difficulty or dispute arising among the parties regarding the application, interpretation, duration, validity, execution or performance of this deed or regarding any other reason will be submitted to arbitration according to the Rules of Arbitration Procedure of the Santiago Arbitration and Mediation Center in effect on this date, which are known to and accepted by the parties and are deemed to form an integral part hereof. The arbitration shall be conducted by one (1) arbitrator, who shall be a mixed arbitrator with ex aequo et bono powers regarding procedural matters and of a judge as to substantive matters. The parties hereby appoint Mr. Roberto Guerrero del Rio as arbitrator. If he is unable or unwilling to accept the position, the Parties confer a special irrevocable power of attorney upon the Santiago Chamber of Commerce to appoint the mixed arbitrator from among the member attorneys of the arbitral corps of the Santiago Arbitration and Mediation Center at the written request of any of the Parties. Each of the parties shall have the facultative right, without reason, to recuse as many as three of the persons who are eligible to be arbitrators through the Santiago Chamber of Commerce. There shall be no remedy whatsoever against the resolutions of the arbitrator wherefore the parties expressly waive such remedies. The arbitrator is especially empowered to resolve any matter relating the competence and/or jurisdiction thereof.

3. Expenses. Each Party shall pay its own expenses and costs in relation to the negotiation, preparation and signature of this instrument.

4. Notices. Any notices, communications or notifications that must or can be made among the Parties shall be in writing, given by (a) certified letter to the addresses and to the persons indicated in the preamble or (b) fax, with confirmation of receipt, to the following fax numbers: (i) if sent to any of Messrs. Manuel Antonio Gonzalez Gonzalez, Ignacio Gonzalez Martinez, Eugenio Gonzalez Martinez or Epicentro S.A., to fax number [____] with a copy to Mr. [___] at fax number [_____]; (ii) if sent to Ignacio Guerrero Gutierrez or Inversiones y Asesorias Iculpe Limitada, to fax number [____], with a copy to Mr. [_____] at fax number [____]; and (iii) if

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Agreed Translation / Tracluccion Acordada                        Exhibit 10.1
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sent to Scientific Games Chile Limitada, to fax number (1-678) 297-5118, with a copy to Mr. Pedro Pablo Gutierrez, Carey y Cia. Ltda., at fax number (56-2) 633-1980.

Authorities. Notwithstanding the provisions of number three of Clause Fourth above, and for the avoidance of doubt, a record is made of the following authorities: (a) the authority of Mr. Manuel Antonio Gonzalez Gonzalez to represent EPICENTRO S.A. is evidenced in the public deed dated November 27, 2000, executed in the Santiago Notarial Office of Mr. Alvaro Bianchi Rosas; (b) the authority of Mr. Ignacio Guerrero Gutierrez to represent INVERSIONES Y ASESORIAS ICULPE LIMITADA is evidenced in the public deed dated November 26, 2001, executed in the Santiago Notarial Office of Mr. Patricio Raby Benavente;
(c) the authority of Mr. Charles Gray Bethea, Jr. to represent SCIENTIFIC GAMES CHILE LIMITADA is evidenced in the deed of incorporation of such company executed April 26, 2002 in the Santiago Notarial Office of Mr. Juan Ricardo San Martin Urrejola. The above authorities are not inserted as they are known to the parties and to the authenticating Notary. In witness whereof, the parties appearing set their hands hereunto after reading these presents. A copy is issued. I attest.


/s/ Charles Gary Bethea, Jr
---------------------------
Charles Gray Bethea, Jr.
Passport No.
for SCIENTIFIC GAMES CHILE LIMITADA


/s/ Marcos Rios Larrain
-----------------------
Marcos Rios Larrain
I.D. No. 7.022.332-5


/s/ Manuel Antonio Gonzalez
---------------------------
Manuel Antonio Gonzalez
Foreigner I.D. No. 2.597.761-0

Pro Se and for EPICENTRO S.A.


/s/ Ignacio Guerrero Gutierrez
------------------------------
Ignacio Guerrero Gutierrez
I.D. No. 5.546.791-9
Pro Se and for INVERSIONES Y ASESORIAS ICULPE LIMITADA


/s/ Eugenio Gonzalez Martinez
-----------------------------
Eugenio Gonzalez Martinez
I.D. No. 7.053.651-K


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